EXHIBIT 99.05
                                Southern Company
                               Kilowatt-Hour Sales
                              (In Millions of KWHs)


                                    3 Months Ended September                             Year-to-Date September
                             ------------------------------------------    --------------------------------------------------
As Reported (See Notes)       2007             2006           Change             2007               2006            Change
                              ----             ----           ------             ----               ----            ------
Kilowatt-Hour Sales-
   Total Sales              59,153           58,241           1.6%             157,277            153,044           2.8%

   Total Retail Sales-      47,989           47,424           1.2%             126,384            124,459           1.5%
    Residential             17,488           17,228           1.5%              42,412             41,352           2.6%
    Commercial              15,910           15,472           2.8%              41,903             40,640           3.1%
    Industrial              14,348           14,500          -1.0%              41,349             41,770          -1.0%
    Other                      243              224           8.4%                 720                697           3.3%

   Total Wholesale Sales    11,164           10,817           3.2%              30,893             28,585           8.1%


Notes
-----
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.